EXHIBIT 5(b)

                                    [GM LOGO]
                           GENERAL MOTORS CORPORATION
Facsimile                          LEGAL STAFF                   Telephone
(313) 665-4979                                                   (313) 665-4922


February 28, 2003


GENERAL MOTORS NOVA SCOTIA
FINANCE COMPANY
1908 Colonel Sam Drive Oshawa,
Ontario L1H 8P7

GENERAL MOTORS CORPORATION
300 Renaissance Center
Detroit, Michigan 48265

Dear Sirs:

I have acted as attorney for General Motors Corporation (the "Corporation") in connection with the preparation of a registration statement on Form S-3 (as amended from time to time, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering by General Motors Nova Scotia Finance Company (the "Issuer") of debt securities guaranteed by the Corporation (the "Guaranteed Debt Securities") as set forth in the Registration Statement, form of prospectus with respect to the Guaranteed Debt Securities contained therein (the "Prospectus") and one or more supplements to such Prospectus (each, a Prospectus Supplement"), for issuance from time to time pursuant to Rule 415 of the Act.

With respect to the Guaranteed Debt Securities, it is my opinion that the Corporation has full power and authority under the laws of Delaware, the State of its incorporation, and under its Certificate of Incorporation, as amended, to guarantee the indebtedness to be evidenced by the said securities.

It is my further opinion that the Indenture dated as of October 15, 2001, among the Issuer, the Corporation, as guarantor, and Citibank, N.A., as trustee (the "Indenture"), has been duly authorized, executed and delivered and that the Guaranteed Debt Securities, including the guarantees, as provided in the Indenture, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Issuer and the Corporation, as the case may be, in accordance with and subject to the terms thereof and of the Indenture, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (whether considered in a proceeding in equity or at law).

I hereby consent to the use of the foregoing opinion as Exhibit 5(b) of your Registration Statement filed with the Commission under the Act with respect to the Guaranteed Debt Securities and to the use of my name in such Registration Statement and Prospectus and any Prospectus Supplement related thereto under the heading "Legal Matters".

Very truly yours,

/s/ Martin I. Darvick
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Martin I. Darvick
Attorney